ADAMIS PHARMACEUTICALS CORPORATION 8-K

Exhibit 99.1

Adamis Pharmaceuticals Announces Proposed Public Offering of Common Stock

San Diego, California, January 8, 2015 — Adamis Pharmaceuticals Corporation (NASDAQ: ADMP), a specialty biopharmaceutical company focused on developing and commercializing products in the therapeutic areas of respiratory disease, allergy, oncology and immunology, announced today that it intends to offer shares of its common stock in an underwritten public offering. The company expects to grant the underwriters of the offering an option to purchase additional shares of common stock to cover over-allotments, if any. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Oppenheimer & Co. Inc. is acting as sole book-running manager for the proposed offering.

The company intends to use the net proceeds of the offering for general corporate purposes, which include, without limitation, hiring additional personnel and other expenditures relating to the company’s anticipated commercial launch of its Epinephrine PFS syringe product (if the FDA grants marketing approval for the product), research and development and clinical trial expenditures, acquisitions of new technologies or products, the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock and working capital.

The securities described above are being offered by the company pursuant to a "shelf" registration statement on Form S-3 (File 333-196976) previously filed with and declared effective by the Securities and Exchange Commission (SEC) on July 2, 2014. A preliminary prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com, or by accessing the SEC’s website at www.sec.gov.

Before investing in the offering, you should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about the company and the offering.

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This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Adamis Pharmaceuticals Corporation

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company focused on developing and commercializing products in the therapeutic areas of respiratory disease, allergy, oncology and immunology.  The company’s current specialty pharmaceutical product candidates include the Epinephrine Injection PFS syringe product for use in the emergency treatment of anaphylaxis, APC-1000 and APC-5000 for the treatment of asthma and chronic obstructive pulmonary disease, and APC-3000, an HFA inhaled nasal steroid product for the treatment of allergic rhinitis. The company's vaccine product candidates and cancer drug product candidates under research and development include TeloB-VAX, a cell-based therapeutic cancer vaccine and three drugs, APC-100, APC-200, and APC-300, for the treatment of prostate cancer.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed public offering and the intended use of proceeds from the offering and statements about the progress of the commercialization of the company’s epinephrine pre-filled syringe product and the development of the company’s product candidates. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. These forward-looking statements also are subject to risks, uncertainties and assumptions, including those detailed from time to time in the company’s filings with the SEC, and represent the company’s views only as of the date they are made and should not be relied upon as representing the company’s views as of any subsequent date. The company’s actual results may differ materially from those contemplated by these forward-looking statements. Except to the extent required by law, the company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

Contact Adamis

Mark Flather
Director, Investor Relations

& Corporate Communications
(858) 412-7951
mflather@adamispharma.com

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